EXHIBIT 4.3
                                                                     -----------

                       THIRD AMENDMENT AND LIMITED WAIVER
                             TO SECURITY AGREEMENT

THIS THIRD AMENDMENT AND LIMITED WAIVER TO SECURITY AGREEMENT, dated as of March 29, 2002 (this "Amendment"), is entered into by and among UNION ACCEPTANCE FUNDING CORPORATION, as Seller, VARIABLE FUNDING CAPITAL CORPORATION, as a Company, UAFC-2 CORPORATION, as Debtor, UNION ACCEPTANCE CORPORATION, individually and as Collection Agent, FIRST UNION SECURITIES, INC., as Collateral Agent and Deal Agent, FIRST UNION NATIONAL BANK, as Paying Agent and fir BANK INVESTORS named herein. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

     WHEREAS, the parties hereto entered into that certain Security Agreement, dated as of August 31, 2001, (as amended to date, the "Agreement")

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

     WHEREAS, the Collection Agent has notified the Company and the Deal Agent that it will breach a financial covenant and has requested that the Deal Agent and the Company provide a limited waiver regarding such breach;

     WHEREAS, the Company and the Deal Agent desire to waive the breach;

     NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

     Section 1.1 Limited Waiver.

          (a) Pursuant to Exhibit C of the Agreement, the Collection Agent shall not permit its Fixed Charge Coverage Ratio to be less than 1:15 to 1.00 (the "Fixed Charge Coverage Ratio Requirement"). Pursuant to Section 6.3(d) of the Agreement, a Collection Agent Default shall occur if the Fixed Charge Coverage Ratio Requirement is breached. Pursuant to Section 7.1(d) of the Agreement, a Termination Event shall occur if a Collection Agent Default shall have occurred or if UAC is not the Collection Agent. The Collection Agent has informed the Company and the Deal Agent that the Fixed Charge Coverage Ratio Requirement will be breached and that a Collection Agent Default and a Termination Event will occur with respect to the calendar quarter ending on March 31, 2002 (the "Waiver Period").

          (b) The Collection Agent hereby requests a waiver of, and the Deal Agent and the Company hereby agree to waive the Fixed Charge Coverage Ratio Requirement and the occurrence of the Collection Agent Default and the Termination Event with respect to the Waiver Period.

          (c) The waiver agreed to herein shall be effective only for the Waiver Period. For each calendar quarter (other than the calendar quarter constituting the Waiver Period), the Fixed Charge Coverage Ratio Requirement, the Collection Agent Default and the Termination Event shall have the same force and effect as if this waiver letter had not been entered into by the parties hereto, and the Deal Agent and the Company shall have all of the rights and remedies afforded to them under the Agreement and each other Transaction Document as though no waiver had been granted by them hereunder.

          (d) The execution, delivery and effectiveness of this waiver shall not, except as expressly provided herein, operate as a waiver of' any right, power or remedy of the Deal Agent or the Company under the Agreement or any of the other Transaction Documents.

     Section 1.2 Amendments.

          (a) The following new definition is added in appropriate alphabetical order to Section 1.1 of the Agreement:

               Exhibit C means that certain Exhibit C to the Agreement as the same has been amended to the date hereof

          (b) Subclause (a) of Exhibit C to the Agreement is hereby amended to read in its entirety as follows:

          (a) as of the end of each calendar quarter, permit its Tangible Net Worth to be less than sum of (i) $160,000,000 and (ii) 80% of its Net Income since December 31, 2001.

          (c) Subclauses (b), (c) and (d) of Exhibit C are hereby amended by (i) adding the phase "as of the end of each calendar quarter," at the beginning of each of subclause (b), (c) and (d) and (ii) by deleting the phases", at any time," and "as of the end of any calendar month" each time they appear in each of subclause (b), (c) and (d).

          (d) The definition of "Current Maturities" is hereby amended to read in its entirety as follow:

          Current Maturities means, on any date of determination, the aggregate of the payments of principal due on the Collection Agent's or any of its Subsidiaries' senior and subordinated debt (including, without limitation, scheduled payments under the Residual Funding Facility, but excluding all payments under non-recourse warehouse debt secured by an interest in installment sales contracts or installment loan and security agreements secured by an interest in an automobile, light-truck or van) in the 12 months following such date of determination.

          (e) The definition of "Fixed Charge Coverage Ratio" in Exhibit C to the Agreement is hereby amended in its entirety to read as follows:

          Fixed Charge Coverage Ratio: As of the end of any calendar quarter, for the twelve (12) calendar month period then ended, the ratio of (i) the Collection Agent's Adjusted EBITDA, to (ii) the aggregate Interest Expense for the same 12 month period plus the excess, if any, of (A) the sum of (1) Current Maturities and (2) $10,000,000 over (B) the Liquidity.

          (f) The definition of "Subordinated Debt" in Exhibit C to the Agreement is hereby amended to read in its entirety as follows:

          Subordinated Debt means, the Debt of the Collection Agent which is expressly subordinate to the unsecured Debt as interpreted by the Deal Agent in its sole discretion.

          (g)  The  following   new   definitions   are  added  in   appropriate
     alphabetical order to Exhibit C to the Agreement:

          Liquidity means, the sum of (i) all unrestricted cash available to the Collection Agent and (ii) Total Borrowing Capacity.

          Residual Funding Facility means, the certain residual funding facility provided pursuant to the Securities Funding Agreement, dated as of April 5, 2002 among UAC Funding Facility Corporation, as borrower, the Collection Agent as servicer, the Lenders signatory thereto from time to time, Wachovia Bank, National Association, as a lender and as administrative agent and First Union Securities, Inc., as structuring agent and as deal agent, as the same may be amended from time to time.

          Total Borrowing Capacity means, on any day, the aggregate, for all committed borrowing facilities to which the Collection Agent or any of its Subsidiaries is a party (including, without limitation, the Residual Funding Facility), of the positive excess, if any, of (i) the maximum amount that could be borrowed on such date under such facility (hereinafter, the "Potential Maximum Outstandings"), based upon the amount of receivables or other assets available to such facility and all reductions thereto pursuant to the documentation relating to such facility and the applicable advance rate (or other similar term) over (ii) the sum of (A) the principal amount (or similar amount) outstanding under such facility on such day and (B) any incremental increase in the reserve account (or similar term or concept) for such facility required to be deposited in the reserve account, assuming the principal amount (or similar amount) outstanding under such facility was equal to the Potential Maximum Outstandings for such facility.

          (h) The definitions of "Credit Facility", "Specified Debt", "Warehouse Facility" and "Warehouse Outstandings" are hereby deleted from Exhibit C to the Agreement.

     Section 1.3 Agreement in Full Force and Effect as Amended

     Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement, as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

     Section 1.4 Miscellaneous.

          (a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart.

          (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          (c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

          (d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        UAFC-2 CORPORATION,
                                        as Debtor

                                        By:  /s/ Leeanne W. Graziani
                                           -------------------------------------
                                        Name:  Leeanne W. Graziani
                                           -------------------------------------
                                        Title: President
                                           -------------------------------------


                                        UNION ACCEPTANCE FUNDING CORPORATION,
                                        as Seller

                                        By:  /s/ Rick A. Brown
                                           -------------------------------------

                                        Name:  Rick A. Brown
                                             -----------------------------------

                                        Title:  Vice President
                                              ----------------------------------

                                        UNION ACCEPTANCE CORPORATION,
                                        individually and as Collection Agent

                                        By:  /s/ Melanie S. Otto
                                           -------------------------------------
                                        Name:  Melanie S. Otto
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------

                                        VARIABLE FUNDING CAPITAL CORPORATION,
                                        By First Union Securities, Inc.,
                                        as attorney- in-fact

                                        By: /s/ Doug Wilson
                                           -------------------------------------
                                        Name:   Doug Wilson
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        FIRST UNION SECURITIES, INC.,
                                        as Collateral Agent and Deal Agent

                                        By:   /s/ Curt Sidden
                                           -------------------------------------
                                        Name:  Curt Sidden
                                             -----------------------------------
                                        Title:  Managing Director
                                              ----------------------------------


                                        FIRST UNION NATIONAL BANK
                                        as Paying Agent and Bank Investor

                                        By: /s/ Prakash Wadhwani
                                           -------------------------------------
                                        Name:   Prakash Wadhwani
                                             -----------------------------------
                                        Title:
                                              ----------------------------------